EXHIBIT 99.1
A.M. CASTLE & CO.	1420 Kensington Road Suite 220 Oak Brook, IL 60523 P: (847) 455-7111 F: (847) 241-8171

For Further Information:

—————AT THE COMPANY—————	—————AT FTI CONSULTING————
Scott F. Stephens	Analyst Contacts:
Vice President - Finance & CFO	Stephen Leow
(847) 349-2577	(312) 252-9313
Email: sstephens@amcastle.com	Email: stephen.leow@fticonsulting.com

Traded: NYSE (CAS)
Member: S&P SmallCap 600 Index

FOR IMMEDIATE RELEASE
THURSDAY, NOVEMBER 1, 2012

A. M. CASTLE & CO. REPORTS 2012 THIRD QUARTER RESULTS

OAK BROOK, IL, NOVEMBER 1– A. M. Castle & Co. (NYSE: CAS) (“the Company”), a global distributor of specialty metal and plastic products, value-added services and supply chain solutions, today reported financial results for the third quarter ended September 30, 2012.

Consolidated net sales were $304.0 million for the three months ended September 30, 2012, compared to $294.9 million in the third quarter of 2011.  Reported net income for the quarter was $3.2 million, or $0.13 per diluted share, as compared to $3.8 million, or $0.16 per diluted share, in the prior year quarter.  Adjusted non-GAAP net income, as reconciled below, was $2.4 million, or $0.10 per diluted share, for the third quarter of 2012 compared to $4.9 million, or $0.21 per diluted share, in the prior year quarter.

The Company’s reported EBITDA, as defined and reconciled in the financial statement table below, rose 80.3% to $20.2 million, or 6.6% of net sales, in the third quarter of 2012, compared to $11.2 million, or 3.8% of net sales, in the third quarter of 2011 and $17.1 million, or 5.2% of net sales, in the second quarter of this year.

“We made progress toward our goal to improve operating margins,” said Scott Stephens, Vice President-Finance and CFO of A. M. Castle & Co., and interim CEO during the third quarter.

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“Through strong gross material margin execution and effective cost management, we achieved the third quarter profit levels that we had anticipated, despite external headwinds, including declining scrap and commodity prices and continued uncertain customer demand.”

Operating income as a percent of net sales increased to 4.1% compared to 1.1% in the prior year quarter and 2.7% in the second quarter of 2012.  In addition, average tons sold per day rose sequentially throughout the quarter, increasing 8.5% from July to September.  Gross material margins remained strong for the quarter at 27.9%, excluding the impact of the unrealized gains on commodity hedges.  Reported third quarter 2012 cost of materials includes a pre-tax LIFO credit, or income, of $4.4 million, compared to a pre-tax LIFO charge, or expense, of $4.0 million for the third quarter of 2011 and expense of $1.5 million for the second quarter of 2012.

Reconciliation of 2012 adjusted net income to reported net income (loss) for the period ended September 30:
(Dollars in millions, except per share data)
Unaudited	For the Three	For the Three	For the Nine	For the Nine
	Months Ended 2012	Months Ended 2011	Months Ended 2012	Months Ended 2011

Net income (loss), as reported	$ 3.2	$ 3.8	$ (4.1)	$ 10.2
Unrealized loss on debt conversion option	-	-	15.6	-
CEO transition costs, net	-	-	0.6	-
Unrealized (gains) losses on commodity hedges	(1.1)	1.6	(0.2)	1.6
Tax effect of adjustments	0.3	(0.5)	(0.1)	(0.5)
Adjusted non-GAAP net income	$ 2.4	$ 4.9	$ 11.8	$ 11.3

Adjusted non-GAAP basic income per share	$ 0.11	$ 0.21	$ 0.51	$ 0.50
Adjusted non-GAAP diluted income per share	0.10	0.21	0.49	0.49

In the Metals segment, third quarter 2012 net sales of $272.4 million were $8.0 million, or 3.0% higher than last year, primarily due to the acquisition of Tube Supply in December 2011, which contributed net sales of $39.9 million in the third quarter of 2012.  Metals segment tons sold per day, excluding Tube Supply, for the third quarter of 2012 were down 9.2% from the third quarter of 2011.  Sequentially, tons sold per day, excluding Tube Supply, were 7.6% lower than the second quarter of 2012 as most key end-use markets experienced softer demand as customers adjusted inventory levels due to a more cautious outlook.

In the Plastics segment, third quarter 2012 net sales of $31.6 million were $1.1 million, or 3.6% higher than the prior year period, primarily due to increased volume in the automotive sector.

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Equity in earnings of the Company’s joint venture was $1.4 million in the third quarter of 2012, which was $1.8 million less than the same period last year and $0.4 million less than the second quarter of this year.

The Company’s debt-to-capital ratio was 46.6% at September 30, 2012, compared to 50.2% at December 31, 2011.  Total debt outstanding, net of unamortized discount, was $303.6 million at September 30, 2012 and $314.9 million at December 31, 2011.  Refer to the ‘Total Debt’ table below for details related to the Company’s outstanding debt obligations.

Commenting on the Company’s outlook, Stephens said, “We remain cautious heading into the fourth quarter, which has historically been seasonally slower for the Company.  Nevertheless, we expect daily sales in the fourth quarter of 2012 to be comparable to third quarter levels and expect gross material margins in the fourth quarter of approximately 27%.  We continue to be optimistic about our global growth opportunities in our targeted end markets, and we are committed to expanding our business as we focus on cost management and improved operating efficiency for the balance of 2012 and into 2013.”

Subsequent to the end of the third quarter, the Board of Directors of the Company elected Scott J. Dolan, 41, to serve as President and Chief Executive Officer and as a member of the Board of the Company, effective October 15, 2012.

“Scott Dolan possesses the qualities we sought in a CEO to execute A. M. Castle’s strategy, engage our employees and deliver improved results for shareholders,” reiterated Brian P. Anderson, chairman of the board.

Subsequent to the filing of a Schedule 13-D filed on August 20, 2012 by Platinum Equity and various affiliates, representatives of the Board of Directors of the Company communicated with Platinum Equity with respect to its intentions.  Consistent with its responsibilities to shareholders, the Board of Directors diligently and deliberately evaluated Platinum’s stated intentions and strategic alternatives available to the Company. In addition, with its financial advisors, the Board of Directors reviewed the opportunities and challenges presented by A. M. Castle’s strategic and business plans.

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Based on its evaluation, the Board of Directors has determined that it is in the best interests of the Company and its shareholders to pursue the Company’s business plans as a standalone entity.

“We view our Company’s prospects, leadership and long-term strategic direction positively as the Company executes on its standalone business plan to build long-term shareholder value,” concluded Anderson.

Webcast Information
Management will hold a conference call at 11:00 a.m. ET today to review the Company's results for the third quarter and discuss business conditions and outlook.  The call can be accessed via the Internet live or as a replay.  Those who would like to listen to the call may access the webcast through a link on the investor relations page of the Company’s website at http://www.amcastle.com/investors/default.aspx.  A supplemental presentation accompanying the webcast can also be accessed at the link provided.

An archived version of the conference call webcast will be available for replay at the link above approximately three hours following its conclusion, and will remain available until the next earnings conference call.  A replay of the conference call will also be available for seven days by calling 303-590-3030 (international) or 800-406-7325 and citing code 4571381.

About A. M. Castle & Co.
Founded in 1890, A. M. Castle & Co. is a global distributor of specialty metal and plastic products and supply chain services, principally serving the producer durable equipment, oil and gas, commercial aircraft, heavy equipment, industrial goods, construction equipment, retail, marine and automotive sectors of the global economy.  Its customer base includes many Fortune 500 companies as well as thousands of medium and smaller-sized firms spread across a variety of industries.  Within its metals business, it specializes in the distribution of alloy and stainless steels; nickel alloys; aluminum and carbon.  Through its wholly-owned subsidiary, Total Plastics, Inc., the Company also distributes a broad range of value-added industrial plastics.  Together, Castle and its affiliated companies operate out of more than 60 locations throughout North America, Europe and Asia.  Its common stock is traded on the New York Stock Exchange under the ticker symbol "CAS".

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Regulation G Disclosure
This release and the financial statements included in this release include non-GAAP financial measures. The non-GAAP financial information should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. However, we believe that non-GAAP reporting, giving effect to the adjustments shown in the reconciliation contained in this release and in the attached financial statements, provides meaningful information and therefore we use it to supplement our GAAP reporting and guidance. Management often uses this information to assess and measure the performance of our business. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the reconciliations and to assist with period-over-period comparisons of such operations. The exclusion of the charges indicated herein from the non-GAAP financial measures presented does not indicate an expectation by the Company that similar charges will not be incurred in subsequent periods.

In addition, the Company believes that the use and presentation of EBITDA, which is defined by the Company as income before provision for income taxes plus depreciation and amortization, and interest expense, less interest income, is widely used by the investment community for evaluation purposes and provides the investors, analysts and other interested parties with additional information in analyzing the Company’s operating results.  Adjusted non-GAAP net income and adjusted EBITDA, which are defined as reported net income and EBITDA adjusted for non-cash items and items which are not considered by management to be indicative of the underlying results,  are presented as the Company believes the information is important to provide investors, analysts and other interested parties additional information about the Company’s financial performance.  Management uses EBITDA, adjusted non-GAAP net income and adjusted EBITDA to evaluate the performance of the business.

Cautionary Statement on Risks Associated with Forward Looking Statements
Information provided and statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements only speak as of the date of this release and the Company assumes no obligation to update the information included in this release.  Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy.  These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “predict,” “plan,” or similar expressions.  These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions.  Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements, including those risk factors identified in Item 1A “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.  All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above.  Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

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CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS	For the Three		For the Nine
(Dollars in thousands, except per share data)	Months Ended		Months Ended
Unaudited	September 30,		September 30,
	2012	2011	2012	2011

Net sales	$304,039	$294,860	$996,347	$850,216

Costs and expenses:
Cost of materials (exclusive of depreciation and amortization)	218,015	221,690	722,663	631,588
Warehouse, processing and delivery expense	36,894	35,076	113,894	102,092
Sales, general, and administrative expense	30,319	30,060	100,425	92,045
Depreciation and amortization expense	6,263	4,861	19,350	14,919
Operating income	12,548	3,173	40,015	9,572
Interest expense, net	(10,280)	(1,221)	(30,437)	(3,327)
Interest expense - unrealized loss on debt conversion option	-	-	(15,597)	-

Income (loss) before income taxes and equity in earnings of joint venture	2,268	1,952	(6,019)	6,245

Income taxes	(453)	(1,266)	(4,185)	(5,000)

Income (loss) before equity in earnings of joint venture	1,815	686	(10,204)	1,245

Equity in earnings of joint venture	1,358	3,117	6,099	8,958
Net income (loss)	$3,173	$3,803	$(4,105)	$10,203

Basic income (loss) per share	$0.14	$0.17	$(0.18)	$0.45
Diluted income (loss) per share	$0.13	$0.16	$(0.18)	$0.44

EBITDA *	$20,169	$11,151	$65,464	$33,449

*Earnings before interest, taxes, and depreciation and amortization

Reconciliation of adjusted EBITDA to net income:	For the Three		For the Nine
	Months Ended		Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

Net income (loss)	$3,173	$3,803	$(4,105)	$10,203
Depreciation and amortization expense	6,263	4,861	19,350	14,919
Interest expense, net	10,280	1,221	30,437	3,327
Interest expense - unrealized loss on debt conversion option	-	-	15,597	-
Income taxes	453	1,266	4,185	5,000
EBITDA	20,169	11,151	65,464	33,449
Non-GAAP net income adjustments (a)	(1,068)	1,571	355	1,571
Adjusted EBITDA	$19,101	$12,722	$65,819	$35,020

(a) Non-GAAP net income adjustments relate to CEO transition costs and unrealized (gains) losses for commodity hedges. Refer to 'Reconciliation of 2012 adjusted net income to reported net income (loss)' table on page 2.

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CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except par value data)	As of
Unaudited	September 30,	December 31,
	2012	2011
ASSETS
Current assets
Cash and cash equivalents	$19,988	$30,524
Accounts receivable, less allowances of $4,768 and $3,584	171,253	181,036
Inventories, principally on last-in, first-out basis (replacement cost higher by $140,544 and $138,882)	357,382	272,039
Prepaid expenses and other current assets	16,629	10,382
Income tax receivable	6,041	8,287
Total current assets	571,293	502,268
Investment in joint venture	40,731	36,460
Goodwill	70,516	69,901
Intangible assets	85,709	93,813
Prepaid pension cost	16,773	15,956
Other assets	20,321	21,784
Property, plant and equipment
Land	5,196	5,194
Building	52,838	52,434
Machinery and equipment	177,627	172,833
Property, plant and equipment, at cost	235,661	230,461
Less - accumulated depreciation	(155,839)	(148,320)
Property, plant and equipment, net	79,822	82,141
Total assets	$885,165	$822,323

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$133,723	$116,874
Accrued liabilities	48,542	33,828
Income taxes payable	1,357	1,884
Current portion of long-term debt	309	192
Short-term debt	1,000	500
Total current liabilities	184,931	153,278
Long-term debt, less current portion	302,283	314,240
Deferred income taxes	33,995	25,650
Other non-current liabilities	6,191	7,252
Pension and post retirement benefit obligations	9,913	9,624
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.01 par value - 9,988 shares authorized (including 400 Series B Junior Preferred $0.00 par value shares); no shares issued
and outstanding at September 30, 2012 and December 31, 2011	-	-
Common stock, $0.01 par value - 60,000 shares authorized and 23,211 shares issued and 23,092 outstanding at September 30, 2012;
30,000 shares authorized and 23,159 shares issued and 23,010 outstanding at December 31, 2011	232	232
Additional paid-in capital	221,297	184,596
Retained earnings	144,882	148,987
Accumulated other comprehensive loss	(17,134)	(19,824)
Treasury stock, at cost - 119 shares at September 30, 2012 and 149 shares at December 31, 2011	(1,425)	(1,712)
Total stockholders' equity	347,852	312,279
Total liabilities and stockholders' equity	$885,165	$822,323

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TOTAL DEBT
(Dollars in thousands)
Unaudited
	September 30, 2012	December 31, 2011
SHORT-TERM DEBT
Foreign	$1,000	$500
Total short-term debt	1,000	500

LONG-TERM DEBT
12.75% Senior Secured Notes due December 15, 2016	225,000	225,000
7.0% Convertible Notes due December 15, 2017	57,500	57,500
New Revolving Credit Facility due December 15, 2015	46,800	35,500
Other, primarily capital leases	996	244
Total long-term debt	330,296	318,244
Plus: derivative liability for conversion feature associated with convertible debt	-	26,440
Less: unamortized discount	(27,704)	(30,252)
Less: current portion	(309)	(192)
Total long-term portion	302,283	314,240

TOTAL DEBT	$303,592	$314,932

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